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                                                                    EXHIBIT 23.4

                         REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND STOCKHOLDERS
BOWNE & CO., INC.

We have audited the accompanying consolidated balance sheet of Bowne & Co., Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1997, the two months ended December 31, 1996, and the year ended October 31, 1996. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bowne & Co., Inc. and Subsidiaries at December 31, 1997, and the consolidated results of their operations and their cash flows for the year ended December 31, 1997, the two months ended December 31, 1996, and the year ended October 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

New York, New York
March 4, 1998